                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form SB-2 of our reports dated January 30, 1996 and October 16, 1996 relating to the financial statements of December 31, 1995 and 1994 and June 30, 1996 and 1995, respectively, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/  Kerber, Eck & Braeckel LLP

St. Louis, Missouri

December 10, 1996